Exhibit 10.25
(ENGLISH TRANSLATION)
CUSD No. — DICGN/190-CUSD/05.2008
CONTRACT OF USE OF THE DISTRIBUTION SYSTEM BY AND
BETWEEN ENERSUL AND ANGÉLICA-AGROENERGIA LTDA.
By the present instrument executed by and between:-
I — On one side, Empresa Energética de Mato Grosso do Sul S.A. — ENERSUL, concessionaire of the public service of electric power distribution with headquarters in the City of Campo Grande, State of Mato Grosso do Sul, at Avenida Cury Marques 8000, enrolled with the National Registry of Legal Entities of the Ministry of Finance — CNPJ/MF under no. 15.413.826/0001-50, hereinafter referred to as DISTRIBUTOR, represented under the terms of its Articles of Association or Bylaws, by their legal undersigned agents qualified below; and —
II — On the other side, Angélica Agroenergia Ltda., electric power self producer, with headquarters in the City of Angélica, State of Mato Grosso do Sul, at Estrada Angélica, Rod. Br 267 Km. 14 — Fazenda Kurupay — Rural Zone, enrolled with the National Registry of Legal Entities of the Ministry of Finance — CNPJ/MF under no. 07.903.169/0001-09, hereinafter referred to as GENERATOR, represented under the terms of its Articles of Association or Bylaws, by its undersigned legal agents qualified below; and —
Being the DISTRIBUTOR and the GENERATOR collectively referred to as PARTIES, and, individually, PARTY.
WHEREAS: -
1.	The DISTRIBUTOR operates the Electric Power DISTRIBUTION SYSTEM in its concession area, is an user of the BASIC ELETRIC SYSTEM and participates of the NATIONAL INTEGRATED SYSTEM;

2.	The GENERATOR is the holder of authorization to implement and exploit the thermoelectrical plant entitled Angélica, located at Estrada Angélica — Rod. BR 267, KM. 14 — Fazenda Kurupay — Rural Zone in the Municipality of Angélica, State of Mato Grosso do Sul, as per ANEEL Authorization Resolution no. 1221 dated January 22nd, 2008, connecting the facilities of the DISTRIBUTION SYSTEM.

3.	The GENERATOR is electrically connected to the DISTRIBUTION SYSTEM of the DISTRIBUTOR;

4.	The use and connection of the power DISTRIBUTION SYSTEM shall be guaranteed to the GENERATOR, as provided by Law no. 9.074 dated July 7, 1995, Law no. 9648, dated May 27, 1998, and ANEEL Resolution no. 281, dated October 1st, 1999, and its further amendments;

5.	The purchase and sale of electric power between concessionaires or authorized companies must be separately hired from the use and connection of the DISTRIBUTION SYSTEM as provided by Law no. 9648, dated May 27, 1998 and ANEEL Resolution no. 281, dated October 1st, 1999, and its further amendments;

6.	ANEEL Resolution no. 281, dated October 1st, 1999 and further amendments provide that the use and connection of the DISTRIBUTION SYSTEMS shall be ruled by the NETWORK PROCEDURES and DISTRIBUTION PROCEDURES upon their implementation and by the DISTRIBUTOR’s RULES AND STANDARDS.

The PARTIES have agreed to enter into the present CONTRACT FOR USE OF THE DISTRIBUTION SYSTEM, hereinafter referred to as “CUSD”, in accordance with the following clauses and conditions:-
ARTICLE 1 — DEFINITIONS
1.1	For the perfect understanding and accuracy of the technical terminology used in this CUSD and its enclosures, the terms and expressions shall have the following meaning:-
1.	ACCESSOR: Agent who connects and uses the DISTRIBUTION SYSTEM by means of the execution of specific agreements;

2.	OPERATIONAL AGREEMENT: Agreement entered into between the PARTIES establishing the technical, operational and maintenance relations regarding the CONNECTION POINTS and/or CONNECTION FACILITIES.

3.	DISTURBANCE ANALYSIS: Process corresponding to the investigation of the causes and responsibilities for disturbances experienced in the CONNECTION FACILITIES and CONNECTION POINTS, encompassing the stages of detection of the defect, interruption and restoring of the system, involving the coordinated action of the Real Time Operation Teams, Electrical Studies and Protection and Control of the agents involved;

4.	ANEEL — NATIONAL ELECTRIC POWER AGENCY: Regulatory and inspection office of the electric power services, constituted by Law no. 9427 dated December 26, 1996, ruled by Decree 2335, dated October 6, 1997.

5.	COMPETENT AUTHORITY: (a) Any Brazilian Federal, State or Municipal authority; (b) any Brazilian court or tribunal; except for arbitration court, or (c) any Brazilian departments, entities, agencies or governmental bodies, including, without limitation, ANEEL, which exercise or hold the power of exercising administrative authority, regulatory, executive, judicial or legislative authority over any of the PARTIES or matters of this CUSD, including, without limitation, the matters related to power, real estate properties, zoning, taxes, environment, economy and labor relations;

6.	CCEE — ELECTRIC POWER SALES CHAMBER, nonprofit private law legal entity, acting under the authority of the Granting Power, regulation and inspection of ANEEL, according to the Sales Convention constituted by ANEEL Regulatory Resolution no. 109, dated October 26, 2004, for the purpose of making it feasible to conduct purchase and sale transactions with electric power before the CCEE agents, restricted to the NATIONAL INTERCONNECTED SYSTEM (SIN) whose creation was authorized under the terms of article 4 of Law no. 10.848, dated March 15, 2004 and Decree no. 5.177 of August 12, 2004.

7.	CCD — CONTRACT OF CONNECTION TO THE DISTRIBUTION SYSTEM — contractual instrument establishing the terms and conditions for the interconnection of the facilities of the GENERATOR to the DISTRIBUTION SYSTEM and to the corresponding rights and obligations of the PARTIES;

8.	TRANSMISSION CONCESSIONAIRE: Legal entity by and under the authority of the granting power to exploit the public services of electric power transmission;

9.	DEMAND: Amount, in kilowatt (kW) of the integrated electric power, in fifteen (15) minute intervals, during a certain specific period of time;

10.	USAGE CHARGES: Monthly amount in Reais (R$) due by the GENERATOR to the DISTRIBUTOR, in consideration of the use of the DISTRIBUTION SYSTEM;

11.	CONNECTION FACILITIES: Are those dedicated to serve one or more ACCESSORS, for the purpose of interconnecting its facilities to the DISTRIBUTION SYSTEM;

12.	CONTRACTED MUSD: Amount of use contracted by the GENERATOR before the DISTRIBUTOR, expressed in kilowatts (kW) in consideration of the use of the DISTRIBUTION SYSTEM, which shall be fully paid, whether or not it is used during the invoicing period;

13.	DISTRIBUTOR’S RULES AND STANDARDS: Rules, standards and technical procedures of the DISTRIBUTOR which present the specifications of material and equipment, and establish the requirements and criteria of the design, assembly, construction, operation and maintenance of the DISTRIBUTION SYSTEM applicable to the ACCESSOR;

14.	NOTICE OF CONTROVERSIES: Formal document destined to notifying the PARTIES on controversies regarding the provisions hereof and/or related hereto.

15.	ONS — NATIONAL OPERATOR OF THE ELECTRIC SYSTEM: entity responsible for the coordination and control of the electric power generation and transmission of the NATIONAL INTERCONNECTED SYSTEM — SIN, constituted by Law no. 9648 dated May 27, 1998 with wording given by Law no. 10.848 dated March 15, 2004.

16.	CONNECTION POINT: Intersection point of the facilities of the ACCESSOR with the DISTRIBUTION SYSTEM, being the limit of responsibility of the DISTRIBUTOR with the ACCESSOR;

17.	SALES PROCEDURES: Set of operational rules defining the requirements and terms required to develop the assignments of CCEE, including those established in the Sales Rules;

18.	DISTRIBUTION PROCEDURES: Set of rules, criteria and technical requirements for the planning, access, operational procedures, of measurement and of quality of the energy, applicable to the DISTRIBUTION SYSTEMS to be approved by ANEEL;

19.	NETWORK PROCEDURES: Set of rules, criteria and technical requirements for the planning, access, operational procedures, measurements and energy quality applicable to the BASIC ELETRIC SYSTEM and approved by ANEEL;

20.	BASIC ELETRIC SYSTEM: Facilities pertaining to the NATIONAL INTERCONNECTED SYSTEM — SIN, identified according to the rules and conditions established in ANEEL’s legislation;

21.	SCL — ACCOUNTING AND LIQUIDATION SYSTEM OF CCEE: Set of computer systems based in the Sales Rules, which support the sale of electric power within CCEE;

22.	DISTRIBUTION SYSTEM: Facilities and equipment required for the electric power distribution (not belonging to the BASIC ELETRIC SYSTEM), located in the concession area of the DISTRIBUTOR and exploited thereby.

23.	MEASUREMENT SYSTEM: Set of equipment required for the measurement of electric grandeur, such as set of measurers, power transformers, current transformers and associated equipment, as required to measure active and reactive energy, active and reactive power, tension, etc., according to the Technical Specifications of the Measurement System for the invoicing of Electric Power of ONS/CCEE;

24.	TRANSMISSION SYSTEM: Transmission facilities and equipment considered part of the BASIC ELETRIC SYSTEM, as well as connections and other transmission facilities pertaining to a TRANSMISSION CONCESSIONAIRE;

25.	NATIONAL INTERCONNECTED SYSTEM — SIN: comprised by the TRANSMISSION SYSTEMS and DISTRIBUTION SYSTEMS owned by several companies of the South, Southeast, Center-West, North and Northeast regions, with shared used by such companies, in which the power of several sources and destinations run, which system is subject to the related legislation, to the regulation issued by ANEEL and, where applicable, to the ONS operation and coordination; and

26.	PLANT: means Usina Angélica, property of GENERATOR.
ARTICLE 2 — OBJECT
2.1	The present CUSD has the purpose of ruling the conditions, procedures, rights and obligations of the PARTIES in relation to the use of the DISTRIBUTION SYSTEM, in light of the CONTRACTED MUSD and the payment of the USAGE CHARGES.

2.2	The use of the DISTRIBUTION SYSTEM deals with in the present CUSD is subordinated to the related legislation, the SALES PROCEDURES, the NETWORK PROCEDURES, the DISTRIBUTION

PROCEDURES and by the RULES AND STANDARDS OF THE DISTRIBUTOR, which prevail in the omitted cases or eventual disputes.

2.3	The conditions related to the connection of the GENERATOR to the DISTRIBUTION SYSTEM are ruled by the CCD.
ARTICLE 3 — TERM
3.1	The present CUSD shall come in force as of the date of its execution and shall remain in force during the course of the exploitation authorization of the Angélica thermoelectric plant by the GENERATOR or the termination of the concession of the DISTRIBUTOR, whichever occurs first, should there be no manifest by the PARTIES as to terminate the agreement, according to ARTICLE 14 of the present CUSD.
3.2	The use of the DISTRIBUTION SYSTEM shall occur on the initial date of the test operation of the PLANT, defined in regulatory act issued by ANEEL.
3.3	The expiry of the term of the present CUSD shall not affect any rights or obligations of the PARTIES, even if prior to such event and if its performance or compliance occurs after the expiry thereof.
3.4	All undertakings under the responsibility of the DISTRIBUTOR, to allow the connection and operation of the unit as GENERATOR shall only be started after the execution of the present instrument entitled CUSD and of the CCD.
ARTICLE 4 — AMOUNT OF USE OF THE DISTRIBUTION SYSTEM
4.1	For the purpose of this CUSD, the use of the DISTRIBUTION SYSTEM considers as CONTRACTED MUSD the amount of 11.000 kW (Eleven Thousand Kilowatts), performed at 15 minute intervals and made available in the CONNECTION POINT, with three phase A.C. at the frequency of 60 Hz (sixty Hertz) and in the tension of supply between phases of 138 kV (one hundred and thirty-eight kilowatts).
4.2	The CONTRACTED MUSD established in the above item was calculated at the nominal power installed, less the own consumption of the PLANT, according to paragraph 4 of Article 14 of ANEEL Resolution no. 281 dated October 1st, 1999.
4.3	Observing possible restrictions of the electric system, the GENERATOR may request an addition or reduction of the CONTRACTED MUSD, and shall submit its request for analysis by the DISTRIBUTOR, which shall meet its request, provided the conditions of the NETWORK PROCEDURES and of the DISTRIBUTION PROCEDURES are observed.
4.4	The reduction of the CONTRACTED MUSD in the form of item 4.1 does not exempt the GENERATOR from reimbursing the amount not depreciated of the investments made by the DISTRIBUTOR in its DISTRIBUTION SYSTEM aiming at connecting its facilities.
ARTICLE 5 — ON THE CHARGES FOR THE USE OF THE DISTRIBUTION SYSTEM
5.1	The GENERATOR shall pay on a monthly basis to the DISTRIBUTOR the USAGE CHARGES, calculated based on the CONTRACTED MUSD or determined by CONNECTION POINT according to the following formula:

WHERE:
Eg =	USAGE CHARGE: Monthly charge for the use of the DISTRIBUTION SYSTEM, in Reais [R$];

Tg =	Tariff for the use of the DISTRIBUTION SYSTEM — TUSD GENERATION in Reais/kilowatt (R$/kW] defined by ANEEL in the specific Approval Resolution.

Ug =	CONTRACTED MUSD in kW;

TU =	Excess Tariff in amount equal to three (3) times the usage tariff of the DISTRIBUTION SYSTEM (TUSD GENERATION), in R$/kW.

ΔUg	Portion related to the difference between the Amount of Use determined by measurement and the CONTRACTED MUSD, when it exceeds over five percent (5%) of the CONTRACTED MUSD in kW, according to Article 15 of ANEEL Resolution no. 281 dated October 1st, 1999.

5.2	The Usage Tariff of the DISTRIBUTION SYSTEM — TUSD GENERATION established by ANEEL shall come in force on the date in which the act so determines, calculated pro rata die.

5.3	According to Article 5 of ANEEL Resolution no. 1221 dated January 22nd, 2008, a discount percentage of fifty percent (50%) shall be applied to the value of the TUSD GENERATION, during the legality of this CUSD.

5.4	Being a unit with load characteristics as well, the DISTRIBUTOR shall invoice, in every horo-seasonal segment, the components of consumption and demand under the conditions to be established by the Electric Power Supply Agreement to be entered into between the PARTIES.
ARTICLE 6 — INVOICING AND PAYMENT CONDITIONS
6.1	The invoicing provided by this CUSD shall be done through Bill of Sale/Invoice with due date determined for the fifteenth (15th) day of the subsequent month to the month of provision of the services.
6.2	The DISTRIBUTOR shall issue the collection documents at least five (05) business days before the due date.
6.3	Should the original collection document be issued at a later date due to reasons attributed to the DISTRIBUTOR, the due date of the invoice shall be automatically extended for the same number of days of the delay determined.
6.4	The GENERATOR shall accept the remittance of copy of the original collection document through facsimile or any safe electronic means agreed between the PARTIES, to provide for the payment procedures, and the DISTRIBUTOR shall forward the original collection document up to the due date.
6.5	The payment of the invoice shall be performed in any unit of the official banking network, by means of bank certification.
6.6	The disputes eventually pointed out in the invoicing shall not affect the payment terms of the monthly invoicing, and any eventual difference (higher or lower), if any shall be offset in the subsequent monthly invoicing, applying the charges provided by ARTICLE 7, except for fine.
6.7	The payments due by the GENERATOR to the DISTRIBUTOR shall be performed free from any unauthorized burden or rebates and possible financial charges originated from such payments shall be borne by the GENERATOR.

6.8	Should the due dates provided by this Article occur on national holidays, the payment may be performed in the first subsequent business day.
6.9	The payment of the USAGE CHARGES shall be started 60 days after the conclusion of the works under the responsibility of the DISTRIBUTOR or of the date foreseen under item 3.2 of this Article, whichever occurs first.
ARTICLE 7 — PAYMENT ARREARS AND ITS EFFECTS
7.1	Arrears are characterized when the GENERATOR fails to pay any invoice on its due date.

7.2	Should there be a payment delay, the following arrear accruals shall be assessed over the late installment, monetarily corrected up to the payment date:
•	Two percent (2%) fine, and

•	Interest on arrears at one percent (1%) per month, calculated pro rata die.
7.3	The debit amount of the late installments shall be monetarily updated according to the current legislation, by the pro rata accrued fluctuation of the General Market Price Index — IGP-M, published by Fundação Getúlio Vargas, on the month prior to the due date up to the month prior to the payment and accrued by interest and fine provided under the above item. Any negative fluctuation of the IGP-M shall be deemed null and void.
7.4	In case of extinguishment of the IGP-M, another official index superseding the same shall be adopted, and, in its absence, another index with similar feature, previously agreed between the PARTIES.
7.5	Should there be a contractual default characterized by payment in arrears of any of the Bills of Sale/Invoices originated herefrom, the DISTRIBUTOR may suspend the use of the DISTRIBUTION SYSTEM by the GENERATOR after a period of 15 calendar days as of the notice of expiration date forwarded by the DISTRIBUTOR.
7.4	The DISTRIBUTOR shall not be assigned possible loss of income on the sale of energy by the GENERATOR due to the suspensions provided under items 7.1, 7.2 and 7.5 of this Article.
ARTICLE 8 — FINANCIAL GUARANTEES
8.1	As a guarantee of the faithful compliance of the obligations of the present CUSD, the GENERATOR shall submit, in up to 90 days prior to the date determined under item 3.2, a guarantee equivalent to three (3) months payment at one hundred and ten percent (110%) of the USAGE CHARGES.
8.2	The GENERATOR shall submit and maintain its guarantee, and may choose one from the following:
a)	bank guarantee;

b)	escrow deposit;

c)	receivables;

d)	Guarantee Constitution Contract — GCC;

e)	other instrument acceptable to the DISTRIBUTOR.
ARTICLE 9 — OPERATIONAL REQUIREMENTS

9.1	The PARTIES hereby shall comply with the SALES PROCEDURES, NETWORK PROCEDURES, DISTRIBUTION PROCEDURES, upon their implementation, and to the OPERATIONAL AGREEMENT;
9.2	The PARTIES hereby agree that the responsibility for the disturbances to the DISTRIBUTION SYSTEM is established and evidence through an ANEEL DISTURBANCE PROCEDURE, as defined by ARTICLE13.
9.3	The limitations to the electric power supply or emergency interruptions caused by request of the ONS, shall not depend on prior notice, and none of the PARTIES may apply for reimbursements of any losses it may incur as a consequence to such limitations and/or interruptions.
ARTICLE 10 — MEASUREMENT SYSTEM
10.1	The MEASUREMENT SYSTEM will be installed in the CONNECTION POINTS established under ENCLOSURE I of the CCD.

10.2	The installation and maintenance of the equipment of the MEASUREMENT SYSTEM destined to measure the electrical grandeurs required to determine the USAGE CHARGES lie under the responsibility of the GENERATOR.

10.3	The GENERATOR will be responsible for the adjustment of the MEASUREMENT SYSTEM to meet the specifications established by ONS/CCFE, as defined by ANEEL Resolution no. 344 dated 06/25/2002 or any other which may come to supersede it.

10.4	The PARTIES hereby shall comply with the DISTRIBUTION PROCEDURES, the SALE PROCEDURES, and the NETWORK PROCEDURES regarding the responsibility for the installation, maintenance and reading of the MEASUREMENT SYSTEM.

10.5	The PARTIES hereby assure the mutual access to the CONNECTION FACILITIES and/or CONNECTION POINT, including the measurement equipment.

10.6	The GENERATOR shall be responsible for the safeguard of the MEASUREMENT SYSTEM, including the corresponding seal, and shall not intervene nor allow third parties to intervene in its operation without the presence of duly qualified representatives of the DISTRIBUTOR.

10.7	Each of the PARTIES shall be liable for its corresponding obligations before the CCEE.

10.8	The DISTRIBUTOR will be responsible for the following measurement procedures in the SCL: collection, remittance and adjustment of measurement data. The GENERATOR is responsible for the penalties resulting from non compliance with its obligations related to the measurement before SCL.

10.9	The modeling of the PLANT at CCEE shall determine values of power injected to the DISTRIBUTION SYSTEM, applying to this situation the invoicing provided under item 5.4 of ARTICLE 5.
ARTICLE 11 — SERVICE QUALITY
11.1	The DISTRIBUTOR shall observe the criteria set forth by ANEEL Resolution no. 024 dated January 27, 2000, or its possible updates, to determine the standards of the individual indications of continuity, established for the CONNECTION POINT.
11.2	The DISTRIBUTOR shall observe the individual standards indicating continuity, listed below, set forth by ANEEL Resolution no. 030 dated January 19, 2004.

CONTINUITY INDICATORS
						DMIC
Dic (hours)			FIC (Quantity of Interruptions)			(hours)
Annual	Quarterly	Monthly	Annual	Quarterly	Monthly	Monthly
80	40	27	50	25	17	14
11.3	Upon the review of the standards of the continuity indicators established by ANEEL, the PARTIES undertake to execute an Amendment to this CUSD, it so being that the new standards shall come in force during the calendar year subsequent to the publication of the Resolution.

11.4	Possible infringement of the standards of the continuity indicators listed by this Article shall observe the penalty criteria established by ANEEL Resolution no. 024, dated January 27, 2000, or its possible updates.
ARTICLE 12 — ACT OF GOD OR FORCE MAJEURE
12.1	Upon the occurrence of an act of God or force majeure, according to article 393 of the Brazilian Civil Code, CUSD shall remain in force, however the PARTY jeopardized by the event shall not be liable for the consequences of the non compliance with its obligations according hereto, during the effective period of the event and pro-rata to its effects.
12.2	No act of God or force majeure event shall exempt the affected PARTY from any of its obligations due before the occurrence of the corresponding event or which have been constituted before the same, even though they may be due to the course of the event of act of God or force majeure, especially the financial obligations, which shall be paid within the contractual terms. The failure to comply with the terms shall imply arrear accruals as provided under ARTICLE 7.
12.3	The PARTY affected, wishing to evoke the occurrence of act of God or force majeure, shall adopt the following measures:-
•	Notify the other PARTY of the occurrence of the act of God or force majeure as soon as possible, but, under no circumstances, in term exceeding five (5) business days as of the date in which it became aware of the occurrence, providing a description of the nature of the event, its estimated duration and impact in the performance of its contractual obligations;

•	Take the applicable measures to remedy or reduce the consequences of such event, aiming at returning with its contractual obligations as soon as possible;

•	Inform the other PARTY on a regular basis regarding its actions and course of action to remedy and/or reduce such consequences;

•	Immediately notify the other PARTY of the termination of the act of God or force majeure event and its consequences;

•	Support all facts and actions with documents or available records.
12.4	The allegation of act of God or force majeure shall be duly evidenced to ANEEL.
ARTICLE 13 — DISTURBANCE ANALYSIS
13.1	The PARTIES agree that the responsibility for direct material damage caused to electrical equipment owned by the PARTIES or belonging to end customer, in case of disturbances occurring in the DISTRIBUTION SYSTEM, in the CONNECTION FACILITIES and/or CONNECTION POINTS, in the facilities of the GENERATOR or electric installations of the other ACCESSORS shall be determined and evidenced through a process of DISTURBANCE ANALYSIS.

13.2	The PARTIES hereby agree that the DISTURBANCE ANALYSIS process shall be conducted by the DISTRIBUTOR and by the ACCESSORS of the CONNECTION FACILITIES and/or CONNECTION POINTS, according to procedures and terms established in the DISTRIBUTION PROCEDURES.

13.3	Should the DISTURBANCE ANALYSIS process not reach a consensus regarding the allocation of the cause and/or origin of the disturbance within the DISTRIBUTION SYSTEM, the CONNECTION FACILITIES and/or CONNECTION POINTS in the facilities of the GENERATOR or in the electrical installations of the other ACCESSORS, the process shall be forwarded, by the DISTRIBUTOR, for DISTURBANCE ANALYSIS coordinated by ONS, with the participation of the agents involved, exclusively to check whether the disturbance was of Systemic Origin or not.

13.4	Should the DISTURBANCE ANALYSIS process coordinated by ONS identify the cause of the disturbance as being of Systemic Origin or under the responsibility of other agents of the SIN, the DISTURBANCE ANALYSIS shall be automatically closed.

13.5	Should the DISTURBANCE ANALYSIS process coordinated by ONS identify the responsibility as not being of Systemic Origin, the PARTIES hereby agree to meet within seven (7) business days in place to be agreed thereby, to seek a final solution. Should the PARTIES fail to reach an understanding after this period, the matter shall be submitted to ANEEL in the capacity of final administrative instance.

13.6	Indemnities due to direct material damage occurring in electrical equipment owned by end customers of the DISTRIBUTOR, which are a result of the DISTURBANCE ANALYSIS process, shall be borne by the responsible party under the terms of the current legislation.

13.7	The determination of the amounts to be reimbursed as a consequence of the provisions of item 13.6, shall be defined by mutual agreement between the DISTRIBUTOR and the ACCESSORS of the CONNECTION FACILITIES and/or CONNECTION POINTS involved, and the corresponding payment shall be performed after the submission of the evidencing documents within the maximum term of thirty (30) days as of the date the DISTURBANCE ANALYSIS process shall be completed and the due justification of the indemnity and evidence of payment.
ARTICLE 14 — CONTRACTUAL TERMINATION
14.1	In spite of the irrevocable nature of the CUSD, it may be legally terminated, at the discretion of the innocent PARTY, upon the occurrence of the following hypothesis:-
a)	Should there be a bankruptcy, dissolution or judicial or extrajudicial liquidation be declared by the other PARTY, by means of ten (10) days notice;

b)	Should the other PARTY revoke any legal governmental or regulatory authority, mandatory to the performance of activities and obligations provided herein, including, without limitation, the concession of public service, permission or authorization;

c)	In case of default of the GENERATOR and should the enforcement of the Financial Guarantee offered be frustrated.

d)	Should the Financial Guarantee presented become unenforceable due to reasons attributed or not to the action or omission of the GENERATOR and the latter, notified to replace it by another guarantee of equal tenor and form, does not do so within the period of fifteen (15) business days;

e)	Should the Financial Guarantee not be submitted, observing the provisions of ARTICLE 8;

f)	In case of non compliance of any of the Articles or conditions hereof.

14.2	The occurrence of any of the cases provided under item 14.1 of the present Article, if not resolved within the maximum period of fifteen (15) business days, as of the receipt of the written notice, shall allow the innocent PARTY to consider this CUSD legally terminated.
14.3	The termination of the present CUSD does not exempt the PARTIES from the obligations due up to the termination date, and shall not affect or limit any right which, expressly or due to its nature, shall remain in force after the termination or originated thereby.
14.4	The termination caused by subclause f) of item 14.1 of the present Article shall oblige the defaulting PARTY to pay the opposing PARTY the termination fine in the amount equivalent to ten percent (10%) of the annual value of the CUSD, under the terms of Article 5.
14.5	The termination of the CCD entered into between the PARTIES shall imply the automatic termination of the present CUSD.
14.6	The termination prior to the final duration thereof, caused by any of the hypothesis provided under item 14.1 of the present Article, or by initiative of the GENERATOR, shall imply reimbursement to the DISTRIBUTOR of the amount invested, duly updated by the IGP-M applied to the depreciation of the assets up to the termination date.
14.7	Irrespective of the cause of the termination, the payment of the indemnities corresponding to the remaining costs referring to the investments made to the DISTRIBUTION SYSTEM and the commitments undertaken by the DISTRIBUTOR before its suppliers, as a consequence of the service to the facilities of the GENERATOR shall not be harmed.
14.8	The termination of the present CUSD shall not imply the deactivation of the CONNECTION POINTS and of the CONNECTION FACILITIES.
ARTICLE 15 — CONFIDENTIALITY
15.1	The PARTIES hereby agree that all information and data made available to the other PARTY shall be deemed confidential, as provided hereby and such information shall not be disclosed to third parties without the other PARTY having provided its prior written approval.
15.2	The confidentiality terms shall not apply to the information that:-
a)	Are identified as being of public domain or which come to the knowledge of one of the PARTIES by means of persons or entities which are not subject to confidentiality obligations.

b)	Were in the legitimate possession of the other PARTY before the execution of this instrument, free from any confidentiality obligation.

c)	Shall be disclosed by force of law, legal proceedings or administrative process, with mandatory nature, provided the PARTY originating such confidential information is notified prior to the disclosure and that it be as restricted as possible.

d)	Refers to historical data and which are made available by CCEE, observing the applicable legislation and procedures in force.
15.3	This Article shall not exempt any of the PARTIES from providing any information to the other PARTY or to ANEEL, as required according to the SALES PROCEDURES, NETWORK PROCEDURES, DISTRIBUTION PROCEDURES and to the DISTRIBUTOR’S RULES AND STANDARDS.
ARTICLE 16 — SOLUTION OF CONTROVERSIES
16.1	Without prejudice to the provisions of the present CUSD on the process of DISTURBANCE ANALYSIS, the solution of the other controversies between the PARTIES shall observe the provisions of this Article.

16.2	A controversy starts with a NOTICE OF CONTROVERSY by one PARTY to the other.
16.3	Upon the occurrence of a controversy derived from the CUSD, the PARTIES shall try to solve them amicably within fifteen (15) days as of the receipt of the NOTICE OF CONTROVERSY.
16.4	Should controversies originated from the CUSD be unable to be solved as per the previous item, ANEEL shall be responsible for settling them, on the grounds of item V of article 1 of Law 9427 dated December 26, 1996.
ARTICLE 17 — GENERAL PROVISIONS
17.1	The PARTIES are hereby assure the privilege of requesting to review the articles and conditions of this CUSD and its ENCLOSURES, by means of preparation of an Amendment.
17.2	The assignment of rights or obligations derived from this CUSD is assured, provided the generating fact has been confirmed by ANEEL and the other PARTY is given prior knowledge.
17.3	The rights and obligations arising from this CUSD are transmitted to the successors and assignees of the PARTIES.
17.4	The tolerance to any non compliance of the obligations agreed upon shall not be deemed waiver to such right, constituting a mere liberality which does not prevent the tolerant PARTY of demanding the faithful compliance or implying the agreement terminated with the imposition of the applicable penalties.
17.5	Any further amendments of the legislation ruling the access conditions and use of the DISTRIBUTION SYSTEM and TRANSMISSION SYSTEM which may influence this CUSD shall be deemed automatically and immediately applicable, and the PARTIES undertake to adjust the terms of this CUSD to adjust to the further legislation.
17.6	All Articles of this CUSD are independent, so that the eventual nullity of any portion or of the totality of one Article shall not imply the nullity of the other Articles of this CUSD.
17.7	Any notice by one PARTY to the other regarding this CUSD, shall be written in Portuguese and shall be delivered by hand or sent by mail, facsimile or electronic means, in any case with evidence of receipt, to the address and to the attention of the legal representatives.
17.8	This CUSD shall be ruled and construed, in all their aspects, according to the Brazilian laws and shall be subject to any and all further legislation affecting the object hereof.
17.9	The PARTIES hereby acknowledge this CUSD as an executive extrajudicial security, as provided under articles 583 and 585, subclause E of the Brazilian Civil Procedure Code.
17.10	The PARTIES hereby elect the Jurisdiction of the judicial District of Campo Grande, State of Mato Grosso do Sul, to settle any doubts or disputes related to this CUSD, which have not been solved by negotiation between the Parties, with express waiver of any other, however privileged.

IN WITNESS WHEREOF, the PARTIES execute the present instrument in two counterparts of equal tenor and form, for one same purpose, before the attending witnesses.
Campo Grande/MS, June 3rd, 2008

For the GENERATION:	For the DISTRIBUTOR:
/s/ Marcelo Weyland Barbosa Vieira	[blank]
Name: Marcelo Weyland Barbosa Vieira	Name: Cláudio Coeto
Title: Director	Title: Superintendent of Large Clients Mngt
CPF[Individual Taxpayer Registration]no.: 192.308.506-91	CPF no.: 007.004.658-12
ID no. M-6.219.870 SSP/MG	ID no. 8961137

[blank]	[blank]
Name: [blank]	Name: Paulo Cesar Corrêa Soares
Title: [blank]	Title: Commercial Director
CPF no.: [blank]	CPF no.: 526.508.397-91
ID no.: [blank]	ID no. 292730

WITNESSES:-
[blank]	[blank]
Name: [blank]	Name: Ricard Hervest Jerônimo Alves
CPF no: [blank]	CPF no. 041.488.168-04
ID no. [blank]	ID no. 9188560
CONTRACT OF USE OF THE DISTRIBUTION SYSTEM no. DICGN/190-CUSD/05.2008